As filed with the Securities and Exchange Commission on December 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-2792157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan, as amended
(Full title of the plan)

Daniel Nelson, Chief Executive Officer

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

(480) 220-6814

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Louis A. Bevilacqua, Esq.

Bevilacqua PLLC

1050 Connecticut Ave., N.W., Suite 500

Washington, DC  20036

(202) 869-0888

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) is filed by Signing Day Sports, Inc., a Delaware corporation (the “Registrant”), to register 906,250 additional shares of common stock, par value $0.0001 per share (the “common stock”), available for issuance pursuant to Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (the “Amendment”), which amended the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (as amended, the “Plan”). On August 22, 2025, the Compensation Committee of the Board of Directors of the Registrant recommended that the Board approve the Amendment, subject to the approval of the Registrant’s stockholders. On the same date, the Board of Directors of the Registrant approved the Amendment, subject to the approval of the Registrant’s stockholders. On October 8, 2025, the Registrant filed with the Securities and Exchange Commission (the “Commission”) the Registrant’s definitive proxy materials for the 2025 annual stockholders’ meeting held on November 17, 2025 (the “Annual Meeting”) for the purpose of, among other things, approving a proposal to adopt the Amendment. The Amendment, as proposed, increases the number of shares of common stock reserved for issuance under the Plan by 906,250 shares from 93,750 to 1,000,000. The proposal to adopt the Amendment was approved by the Registrant’s stockholders on November 17, 2025 at the Annual Meeting. This Registration Statement registers 906,250 additional shares of common stock available for issuance under the Plan pursuant to the Amendment. The Company effected a one-for-forty-eight (1-for-48) reverse stock split of its outstanding common stock on November 16, 2024. Unless otherwise noted, the share and per share information in this Current Report on Form 8-K have been adjusted to give effect to such reverse stock split.

The shares of common stock registered pursuant to this Registration Statement are of the same class of securities as the 13,750 shares of common stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-275581) (the “First Prior Registration Statement”) filed on November 16, 2023, the 2,162 shares of common stock issued under the Plan and registered for reoffer and resale pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-275582) filed on November 16, 2023 (the “Second Prior Registration Statement”), the 31,296 shares of common stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-277566) filed on March 1, 2024, which also included a revised reoffer prospectus for 2,162 shares of common stock issued under the Plan (the “Third Prior Registration Statement”), and the 46,875 shares of common stock registered for issuance under the Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-282319) filed on September 25, 2024 (the “Fourth Prior Registration Statement” and together with the First Prior Registration Statement, the Second Prior Registration Statement, and the Third Prior Registration Statement, the “Prior Registration Statements”). The contents of the Prior Registration Statements are hereby incorporated by reference pursuant to General Instruction E to Form S-8, except that the section captioned “Reoffer Prospectus” of each of the Second Prior Registration Statement and the Third Prior Registration Statement is not incorporated by reference herein, and except to the extent otherwise supplemented, amended, modified, or superseded by the information set forth in this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent or given to the persons participating in the Plan, as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Signing Day Sports, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on April 11, 2025, as amended by Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on August 6, 2025;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the Commission on November 12, 2025;

(c)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, filed with the Commission on August 12, 2025;

(d)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on May 15, 2025, as amended by Amendment No. 1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the Commission on August 6, 2025;

(e)	the Registrant’s Current Reports on Form 8-K (and any amendments thereto on Form 8-K/A) filed with the SEC on January 29, 2025, January 30, 2025, January 30, 2025, February 4, 2025, February 20, 2025, March 4, 2025, April 18, 2025, May 28, 2025, July 22, 2025, July 31, 2025, August 25, 2025, August 29, 2025, September 25, 2025, November 12, 2025, November 14, 2025, and November 18, 2025 (other than information furnished and not filed);

(f)	the preliminary proxy statement of the Registrant contained in the Registration Statement on Form S-4 filed by BlockchAIn Digital Infrastructure, Inc. with the SEC on December 1, 2025; and

(g)	the description of the common stock, par value $0.0001 per share (“common stock”), which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 9, 2023 (File No. 001-41863) pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement on Form S-8 (this “Registration Statement”) and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8. Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Certificate of Incorporation of Signing Day Sports, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed on March 29, 2024)
4.2	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of Signing Day Sports, Inc. filed with the Secretary of State of the State of Delaware on November 14, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 18, 2024)
4.2	Second Amended and Restated Bylaws of Signing Day Sports, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on May 15, 2023)
4.3	Amendment No. 1 to the Second Amended and Restated Bylaws of Signing Day Sports, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 8, 2023)
5.1	Opinion of Bevilacqua PLLC
23.1	Consent of BARTON CPA
23.2	Consent of Berkowitz Pollack Brant Advisors + CPAs as to its audit report and review report relating to the financial statements of One Blockchain LLC (formerly known as BV Power Alpha LLC)
23.3	Consent of Bevilacqua PLLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)
99.1	Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 19, 2024)
99.2	Amendment No. 1 to the Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on November 18, 2025)
99.3	Form of Stock Option Agreement for Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan, as amended
99.4	Form of Restricted Stock Award Agreement for Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan, as amended
99.5	Form of Restricted Stock Unit Award Agreement for Signing Day Sports, Inc. Amended and Restated 2022 Equity Incentive Plan, as amended
107	Calculation of Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on December 16, 2025.

SIGNING DAY SPORTS, INC.

By:	/s/ Daniel Nelson
Daniel Nelson Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel Nelson and Damon Rich, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Nelson	Chief Executive Officer	December 16, 2025
Daniel Nelson	(principal executive officer), Chairman, and Director

/s/ Damon Rich	Chief Financial Officer (principal financial officer and	December 16, 2025
Damon Rich	principal accounting officer)

/s/ Jeffry Hecklinski	President and Director	December 16, 2025
Jeffry Hecklinski

/s/ Greg Economou	Director	December 16, 2025
Greg Economou

/s/ Roger Mason Jr.	Director	December 16, 2025
Roger Mason Jr.

/s/ Peter Borish	Director	December 16, 2025
Peter Borish

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